EXHIBIT 99.1

Nanophase Announces Completion of Fully Subscribed $2.4 Million Stockholder Rights Offering

Stockholder Rights Offering Oversubscribed by More Than Four Million Shares

ROMEOVILLE, Ill., July 24, 2012 (GLOBE NEWSWIRE) -- Nanophase Technologies Corporation (OTCQB:NANX), a technology leader in nanomaterials and advanced nanoengineered products, today announced that it has completed its previously disclosed rights offering, which expired in accordance with its terms at 5:00 p.m., New York City time, on July 20, 2012. Total gross proceeds to the Company from the rights offering will be approximately $2.4 million.

Nanophase CEO and President Jess Jankowski commented, "We were pleased with the high level of stockholder confidence and participation in this offering and want to thank them for making the stockholder rights offering a success. Proceeds from the offering will be used to drive revenue through continued product development and introduction to our expanding customer base."

The rights offering was fully subscribed. Stockholders exercising their basic and oversubscription rights purchased a total of 7,250,000 shares of the Company's common stock, which was the maximum number of shares offered in the rights offering, at a price of $0.33 per full share. Subscription rights that were not exercised by 5:00 p.m., New York City time, on July 20, 2012 have expired.

The shares of the Company's common stock purchased in the rights offering will be distributed to participants or credited through DTC as promptly as practicable, now that the final calculations have been processed. Because oversubscription requests were limited by the number of available shares allocated on a pro rata basis as described in the prospectus, some of these oversubscription requests could not be fully satisfied. Of the 8.7 million shares requested by stockholders under their oversubscription rights, only 4.3 million shares were available for issuance. Excess payments will be refunded to participating stockholders by the subscription agent as promptly as practicable.

About Nanophase Technologies

Nanophase Technologies Corporation (NANX), www.nanophase.com, is a leader in nanomaterials technologies and provides nanoengineered solutions for multiple industrial product applications. Using a platform of patented and proprietary integrated nanomaterial technologies, the Company creates products with unique performance attributes from two ISO 9001:2008 and ISO 14001 facilities. Nanophase delivers commercial quantity and quality nanoparticles, coated nanoparticles and nanoparticle dispersions in a variety of media.

Forward-Looking Statements

This press release contains words such as "expects," "shall," "will," "believes" and other similar expressions that are intended to identify forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements in this announcement are made based on the Company's current beliefs, known events and circumstances at the time of publication and, as such, are subject in the future to unforeseen risks and uncertainties that could cause the Company's results of operations, performance and achievements to differ materially from current expectations expressed in, or implied by, these forward-looking statements. These risks and uncertainties include, without limitation, the following: the Company's ability to become profitable despite the losses it has incurred since its incorporation; the Company's dependence on its principal customers and the terms of its supply agreement with BASF which could trigger a requirement to transfer technology and/or sell equipment to that customer; the Company's potential inability to obtain working capital when needed on acceptable terms or at all; the Company's ability to obtain materials at costs it can pass through to its customers, including Rare Earth elements, specifically cerium oxide; uncertain demand for, and acceptance of, the Company's nanocrystalline materials; the Company's limited manufacturing capacity and product mix flexibility in light of customer demand; the Company's limited marketing experience; changes in development and distribution relationships; the impact of competitive products and technologies; the Company's dependence on patents and protection of proprietary information; the resolution of litigation in which the Company may become involved; the ability of the Company to maintain an appropriate electronic trading venue; the impact of any potential new governmental regulations that could be difficult to respond to or costly to comply with; and other factors described in the Company's periodic reports filed with the SEC. In addition, the Company's forward-looking statements could be affected by general industry and market conditions and growth rates. Except as required by federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties or other contingencies.

CONTACT: Nancy Baldwin
         Investor Relations
         630-771-6708